Campagna USA

Reserve Shares


T-REX


V13R



160 HP POWER | 525 KG LIGHTWEIGHT | 3.9 SEC 0-60MPH

POWERED BY
BMW

122 HP POWER | 1150 POUNDS | V-TWIN SOUND

POWERED BY
Harley-Davidson



VIDEOS & PHOTOS | Company Overview | Business Offering | & HIS | Perks & Opportunities | TEAM C

T-REX | V13R | REV

WHO WE ARE AND OUR MISSION

Campagna Motors USA is a recently formed affiliate of Campagna Motors Canada Headquartered in NY State with the mission to dominate US market for high-performance trikes.

HISTORY

Campagna Motors was founded by Daniel Campagna in 1988. Mr. Campagna was a mechanic for Mr. Gilles Villeneuve, a Formula 1 driver in the late 1970s. He began to design and build vehicles that were fun to drive and provided the performance that a racer was seeking. Mr. Campagna personally designed and handcrafted the first T-REX vehicle. By 1995 the T-REX was no longer handcrafted by Mr. Campagna himself and was factory produced.

In 2008, André Morissette and David Neault, through CIRBIN, Inc., purchased T-Rex Vehicules Inc. CIRBIN, Inc. then began doing business as Campagna Motors Canada. CIRBIN, Inc. had been developing the V13R since 2006, prior to its acquiring T-Rex Vehicules Inc.

Still, toady, we strive to build the world's most exciting performance trikes and to remain the reference in the category.

CAMPAGNA MOTORS TRACTION

150	2000+	20
UNITS BUILT YEARLY	VEHICLES ON THE ROAD	YEARS TRACK RECORD

BMW / HARLEY DAVIDSON

ENGINES



TIMELINE



1988
Daniel Campagna creates the Concept 3



1994
Paul Deutschman designs body



1995
Launch of the T-REX with Suzuki 1100cc engine

1999
T-REX with Kawasaki 1100cc engine

2001
Entry into the US market

2002
T-REX with Kawasaki 1200cc engine

2003
T-REX T/R with S&S engine (production of 10 units)

2006
Certification by Transport Canada

2007
T-REX with Kawasaki 1400cc engine

2007
Debut V13R at SEMA in Las Vegas

2008
André Morissette and David Neault acquire Campagna and relocate the plant to Boucherville

2009
Entry into the Japanese market

2010
T-REX 14RR with Kawasaki 1400cc engine



2011
Launch of the V13R with Harley-Davidson engine

2012
Strategic agreement with BMW



2013
Launch of the T-REX 16S with BMW 1649cc engine



2014
Launch of the T-REX 16S with BMW 1649cc engine

2015
Launch of the 20th Anniversary T-REX Limited Edition with BMW 1600cc engine (production of only 20 units)

2016
Ontario makes 3-wheelers street legal and Campagna begin sales

2017
Equity Crowdfunding Campaign

Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

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Pitch Deck

Offering Circular

News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Because you can!

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Because you can!

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T-REX


V13R



160 HP POWER | 525 KG LIGHTWEIGHT | 3.9 SEC 0-60MPH

POWERED BY BMW

122 HP POWER | 1150 POUNDS | V-TWIN SOUND

POWERED BY Harley-Davidson



VIDEOS & PHOTOS | Company Overview | Business Offering | MISSION & HISTORY | Perks & Opportunities | TEAM C

T-REX | V13R | RE

TEAM CAMPAGNA

Company Overview | Business Offering | Perks & Opportunities

TEAM CAMPAGNA | T-REX | V13R



ANDRE MORISSETTE

PRESIDENT

André is a career businessman with more than 30 years of experience. In 1987, he co-founded 3-SOFT, a prominent player in the computer services industry, with revenues of $80 million and 150 employees at the time of its sale in 2005. His expertise for building long lasting business relationships with local and international partners stems from a degree from HEC Montreal and many years of dedication. André took over Campagna with David Neault in 2008.



MICHAEL J HILLMAN, DIRECTOR

A 40-year veteran of the motorcycle industry, Mike brings with him broad experience in operational management, distribution, sales/marketing, manufacturing and product engineering. As a consultant, he has continued to advise on acquisition strategy, foreign market entry and product planning. In more than 20 years as an executive at Harley-Davidson he served during the company's more turbulent period as it emerged from being a division of a conglomerate (AMF), to a private company (via an LBO) to finally being a publicly traded company on the stock market (NYSE).

Before coming to the USA and joining H-D, Mike has a successful engineering career in motor racing that included tow world manufacturers championships with jack Brabham.



ALAIN BATTY, DIRECTOR

Mr. Batty is a former CEO of Ford Canada, he has over 30 years of senior executive experience with Ford around the world. CEO and Chairman of various Ford organisations in North America, Europe, Asia Pacific and Africa, M. Batty now, among other activities, serves on the Boards of some world renowned universities and Business schools and has recently been appointed as a judge at the Commercial Court in Paris. With his international experience and expertise in the automobile industry, Alain can bring a lot of value to Campagna Motors USA.

Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares

Pitch Deck

Offering Circular

News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Because you can!

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Because you can!


T-REX
V13R
160 HP POWER
525 KG LIGHTWEIGHT
3.9 SEC 0-60MPH
122 HP POWER
1150 POUNDS
V-TWIN SOUND

POWERED BY
BMW

POWERED BY
Harley-Davidson

VIDEOS & PHOTOS




BECAUSE





Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares

Pitch Deck

Offering Circular

News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You could OWN
Part of the company!

Campagna Motors may undertake a public offering pursuant to Regulation A under the Securities Act of 1933, as amended. No money or other consideration is being solicited at this time with respect to such an offering, and if sent in response to these materials for such an offering, it will not be accepted. No offer to buy securities can be accepted an no part of the purchase price can be received for an offering under Regulation A until an offering statement is qualified by the U. S. Securities and Exchange Commision, and any such offer may be withdrawn or revoked, without obligation of commitment of any kind, at any time before notice of its acceptance given after the qualification date. An indication of interest made by a prospective investor in a Regulation A offering is non-binding and involves no obligation or commitment of any kind.

These securities will not be offered or sold within Canada except in transactions exempted from prospectus requirements under National Instrument 45-106 Prospectus Exemptions.

By accessing this site and any pages on this site, you agree to be bound by its tearm of Use and privacy Policy, as may be amended from time to time without notice or liability.

Neither the SEC nor any state regulator or other regulatoory body has passed upon the merits of or given its approval to the securities,the term of the offering or the accuracy or completeness of any offering materials or information posted on the Site. Neither Crowdpaynor any of its directors, officers, employees, representatives, affilates or agents shall have any liablity whatsoever arising from any error or incompleteness of fact or openion in, or lack of care in the preparation or publicationof, the materials and communication herein or the terms or valuation of any securities offering. crowdPay is neither an investment advisor or borker-dealer and neither engages in any activities requiring any such registration. Neither gives investment advice, provide analysis or recommendations regarding any offering posted on the Site.Prior results are not indicative of furture performance, actual results may vary materially. The Site may contain ' forward looking statements' which are not guaranteed. All investors sho;id make their own determination of whether or not to make any investment, based on there onw independent evaluation and analyses. Potential investor are strongly advised to consult their legal, tax and financial advisors before investing. The securities offerd on the Site can only be maketed in jurisdictions where public solicitation of offering are permitted. it is solely your responsibility to comply with the laws and regulations of your state of residence.


T-REX


V13R



160 HP POWER | 525 KG LIGHTWEIGHT | 3.9 SEC 0-60MPH

POWERED BY BMW

122 HP POWER | 1150 POUNDS | V-TWIN SOUND

POWERED BY Harley-Davidson



THE OPPORTUNITY

GROWING THE RETAIL NETWORK

The world leader in performance trikes expand its us operations.

The trike market is expected to grow by 13.8% annually through 2020, and Campagna Motors is well positioned to benefit from that trend and grow as the leader in three-wheeled side by side vehicles. We want you to partner with us as we aim to open our first Campagna Motors store in the United States and build a new manufacturing facility to meet our production goal of 2020. North America and Europe comprised 90% of the trike market in 2015 and that dominance is expected to continue and Campagna Motors is well.

The funds raised from this campaign will go directly towards developing the channels to break into the market through the following efforts:

OPENING CAMPAGNA MOTORS STORES

- Establish network of multiple Campagna Boutique / corporate stores across the USA
- Grow the network of franchised dealers across the USA.
- Our stores and franchise will be able to do sales, service and short term rentals and leasing.

DEVELOPING LOWER PRICED MODEL (PROJECT COMANCHE)

Introduce a new Campagna vehicle at a price point around $30,000 to appeal to the US market and those interested in three-wheeled vehicles.

Our passion for quality craftsmanship, sleek design, and an exhilarating driving experience makes Campagna a company you can believe in. We welcome all investors to dig in and take a look at what we have accomplished. Whether you are a first time investor or a seasoned pro, we want to give this opportunity to those who wish to be a part of the Campagna family.

With around 2,000 of our three-wheelers currently on the road, we invite you to join the ride by investing in Campagna Motors USA.

BUILDING A MANUFACTURING FACILITY IN THE USA

Campagna motors USA will locate a new, state of art factory of around 100,000 sq.ft. in the US for the assembly and production of its new model vehicle and distribution of the existing Campagna vehicles. This facility with integrate the processes implemented at the canada factory and integrate new manufacturing and automation processes to be able to ramp-up production efficiently and generate more volume while reducing the cost per unit.

WHY INVEST IN CAMPAGNA MOTORS USA?

Think outside the box, be bold, be different. That's what drives us and our product innovation strategy. We create unique vehicles for extraordinary people. Are you ready for the ride?

An investment like no other.

BECAUSE YOU CAN

WHAT WE HAVE

EXPERIENCE AND LEADERSHIP

Since 1988, we have expressed our leadership and expertise at creating products that defined their categories. By merging an exciting design and unique and exhilarating performances in each of our vehicles, we deliver on the promise of exceptional driving experience. Continuous improvement on what makes our vehicles so special ensure our leadership in the three wheelers market place.

EXCLUSIVE US DISTRIBUTOR

Campagna Motors USA is the exclusive distributor for the USA for the T-REX and V13R with the mission to expand the dealer network and create the new lower entry vehicle to be build in the USA.

SAFETY GUARANTEE

Each vehicle is built by hand by experts over 40 hours to the highest of safety standards. Interested trike consumers look to the safety level provided by three wheel vehicles that offer better control and stability. Passengers and drivers traveling on trikes are safer than those on two wheeled motorcycles.

CURRENT PRODUCTION

There are around 2,000 of our vehicles currently on the road. We would like it to be 10 times that amount. Investing in Campagna Motors means we can set up stores, create new models, create more jobs, and expand our efforts in the USA.

PROJECT COMANCHE

With the goal to complete Project Comanche, a new entry-level model for the US, Campagna vehicles will be more affordable and accessible to new trike consumers and will increase sales traction across the states.

LIFESTYLE PRODUCT

Fans of our brand feel connected to the V13R and T-REX. Our vehicles allow a driver to be seen, to become the most exotic person on the road. Owning a Campagna vehicle is being part of a club all in its own whether you cruise in the Harley-Davidson powered V13R or hold on tight to the BMW powered sporty T-REX. These vehicles exude personality and a lifestyle that you get to experience in a way not many get the chance to. Because of this, Campagna Motors is more than a brand, it's a lifestyle and more and more drivers are looking to join in. We welcome you and encourage you... because you can.

QUALITY

The quality components that we use in our assembly have a proven reliability and ease of maintenance. You can be assured that you will enjoy a mature vehicle. Quality is essential, this is why each vehicle is hand built and goes through an 18 steps assembly process. Top of the line engineering and strict quality control procedures are applied in each vehicle build-up.

SUPERIOR PERFORMANCE

We constantly aim to improve power to weight ratio in our vehicles to better improve performance and driving experience on the road. Campagna vehicles are uniquely compact, light, agile and powerful.

Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares

Pitch Deck

Offering Circular

News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You could OWN
Part of the company!

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You could OWN
Part of the company!

Because you can!


T-REX
V13R
160 HP
POWER
525 KG
LIGHTWEIGHT
3.9 SEC
0-60MPH
122 HP
POWER
1150
POUNDS
V-TWIN
SOUND
POWERED BY
BMW
POWERED BY
Harley-Davidson

THE MARKET

GLOBAL TRIKE MARKET PROJECTED GROWTH


13.8%
COMPOUND ANNUAL
GROWTH RATE
77,000
UNITS
WORLDWIDE
143,000
UNITS
WORLDWIDE
2015
2020

Source: Technavio

TRIKE MARKET IN NORTH AMERICA

(Thousands of Units)


100
90
80
70
60
50
40
30
20
10
0
47.18
53.95
62.24
71.05
79.96
89.27
2015
2016
2017
2018
2019
2020

> "Campagna Motors is committed to producing and supplying high-performance trikes and it has succeeded in creating a niche market for itself. It does not complete with other vendors in the trike market due to its unique offerings that are in direct competition with high-end cars. Campagna's trikes offer performance similar to cars priced five times higher than Campagna's products. Therefore, we except the firm to be key player in the trike market and it should grow steadily in its niche market.. "
>
> *TECHNAVIO*

Subscription

Total Investment

$14,000,000

Minimum Investment

$700

100 / shares

Share Price / Common

$7.00

Reserve Shares

Pitch Deck

Offering Circular

News & Updates

Company

Campagna Motors USA

CEO

Andre Morissette

Perks & Opportunities From

$700 to $1,000,000

You Love

Our Vehicles?

Company

Campagna Motors USA

CEO

Andre Morissette

Perks & Opportunities From

$700 to $1,000,000

You Love

Our Vehicles?

You couldOWN

Part of the company!

Because you can!

Perks & Opportunities From

$700 to $1,000,000

You Love

Our Vehicles?

You couldOWN

Part of the company!

Because you can!


T-REX
V13R
160 HP POWER
525 KG LIGHTWEIGHT
3.9 SEC 0-60MPH
POWERED BY
BMW
122 HP POWER
1150 POUNDS
V-TWIN SOUND
POWERED BY
Harley-Davidson

Company Overview | Business Offering | THE MARKET | Perks & Opportunities

THE MASTER PLAN

According to the Global Trike Market Report by Technavio, North America made up the majority of trike sales across the globe at 61% during 2015. Also an increasing number of female drivers and access to trikes through local vendors will serve as the main drivers of market growth. In preparation for this market, Campagna Motors aims to produce a new vehicle with a lower price point to attract new trike enthusiasts and take a piece of this growing market trend. Beginning in the US, this one of a kind vehicle will follow the same expert engineering and manufacturing processes with some changes in materials and <chrome_find class="find_in_page">specs. resulting in a lighter and more affordable Campagna vehicle.

Campagna plans to offer the existing vehicles and its new vehicle for sale through a network of corporate boutique stores and dealers across the USA.

New vehicle: Introduce a low entry vehicle, with the Campagna signature DNA (light, agile, powerful, unique and different) to address the entry level market place.

Priced at around 30,000$, this vehicle will be manufactured in the US at the new Campagna USA manufacturing plant.

Channel Growth: Establish a network of Campagna boutique stores and dealers across the USA to sell, rent, lease and service the complete line-up of vehicles.

USA & CANADA DEALERS AND STORES



Take the lead in the US Market: Through it's new network of Campagna Boutique and franchised dealers in the US and the introduction of the lower entry model, Campagna Motors USA aims to be the leader in the US Trike Market.

US Plant: Campagna Motors USA is to eastablish a US assembly palnt for the low entry model. Several locations are being reviewed for the 100 000 sq.ft plant that will assemble the next generation vehicles and be the mail distribution center for the existing trikes

Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares
Pitch Deck
Offering Circular
News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You could OWN
Part of the company!

Because you can!

You Love
Our Vehicles?

You could OWN
Part of the company!

Because you can!


T-REX


V13R



160 HP	525 KG	3.9 SEC
POWER	LIGHTWEIGHT	0-60MPH

POWERED BY
BMW

122 HP	1150	V-TWIN
POWER	POUNDS	SOUND



POWERED BY
Harley-Davidson

THE LOW ENTRY VEHICLE

> Designed with the core principles incorporated in all Campagna Motors vehicles; lightness, power, precision handling. The new, entry level vehicle will be manufactured by Campagna Motors USA in our new US factory.



Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares

Pitch Deck

Offering Circular

News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You could OWN
Part of the company!

Because you can!


T-REX
V13R
160 HP POWER
525 KG LIGHTWEIGHT
3.9 SEC 0-60MPH
122 HP POWER
1150 POUNDS
V-TWIN SOUND
POWERED BY BMW
POWERED BY Harley-Davidson

THE FACTORY



Campagna Motors USA will locate a new, state of the art factory of around 100,000 sq. ft. in the US for the assembly and production of it's new model vehicle and distribution of the existing Campagna vehicles. This facility will integrate the processes implemented at the Canadian factory and integrate new manufacturing and automation processes to be able to ramp-up production efficiently and generate more volume while reducing the cost per unit.

Many locations are under evaluations but the final location for this facility as not yet been finalised at this time.



Campagna Motors USA is presently headquartered in an industrial complex in Champlain NY and will use these warehousing facilities until it has finalized its location for the factory


St
Elm St
Elm St

Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares
Pitch Deck
Offering Circular
News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Because you can!


T-REX


V13R



160 HP POWER | 525 KG LIGHTWEIGHT | 3.9 SEC 0-60MPH

POWERED BY
BMW

122 HP POWER | 1150 POUNDS | V-TWIN SOUND

POWERED BY
Harley-Davidson




The T-REX 16S SIGNATURE EDITION PACKAGE is an exclusive edition available to investors only.
It includes a brand new T-REX 16S P// fully loaded with a custom paint scheme, frame color and trim.
The T-REX is signed by Paul Deutschman, the original designer and bears an engraved signature and serial number plate.
The package includes a special art frame of your T-REX with the signature and serial number match engraved plate plus a special jacket, hat and shirt.
RESERVED FOR INVESTORS ONLY.



TEAM Campagna PROJECT 3.0

INVESTOR PERKS

To encourage participation in the offering, the Company is providing specific perks for investors. The Company is of the opinion that these perks do not alter the sales price or cost basis of the securities in this offering. Instead, the perks are promotional discounts on future purchases of the products sold by the Company, or a "thank you" to investors that help the Company achieve its mission. However, it is recommended that investors consult a tax professional to fully understand any tax implications of receiving any perks before investing. The Company anticipates that the perks for this offering are as follows:

INVESTMENT	$700	$1,000	$2,500	$5,000	$10,000	$20,000	$50,000	$100,000	$1,000,000
Rebates									
Rebate on T-REX signature edition package*					$2,500	$5,000	$10,000	$20,000	$50,000
Rebate on lower priced model		$100	$250	$500	$1,500	$2,500	$5,000	$7,500	$15,000
Discounts on merchandizing	10%	10%	15%	15%	15%	15%	15%	15%	15%
Free Special T-Shirt	✓	✓	✓	✓	✓	✓	✓	✓	✓
Free Special Hat		✓	✓	✓	✓	✓	✓	✓	✓
Free Special Jacket				✓	✓	✓	✓	✓	✓
VIP Experience									
Factory tour		✓	✓	✓	✓	✓	✓	✓	✓
VIP Factory tour				✓	✓	✓	✓	✓	✓
Rally participation					✓	✓	✓	✓	✓
VIP Weekend**							✓	✓	✓
Campagna Owner's Group									
Invitation to Annual Party	✓	✓	✓	✓	✓	✓	✓	✓	✓
Free Membership			✓	✓	✓	✓	✓	✓	✓



The Company estimates the cash value of the t-shirt to be $8, the t-shirt and hat $15, and the jacket to be $80. Additionally, the Company estimates the cash value of the VIP factory tour to be $20, the VIP tour plus the attendance at the Company's rally to be $520, and the VIP tour plus weekend to be $2,250. The Company further estimates the cash value of the annual party to be $50.

During the course of the offering, the Company reserves the right to alter the above identified perks connected to future purchases of vehicles and merchandise. Any changes made will not change the perks that have already been earned by investors. Investors will be notified of any change to the perks in the Company's offering information posted on the Company's online offering page accessible through www.campagna-ipo.com.

* limited to 10 units worldwide, includes the T-REX 16S P// serialized, art frame with serial number match and special watch, special jacket, hat and shirt.

** Includes air-fare for 2, two night stay, vehicle rental, one VIP dinner and transportation to and from the airport.

Subscription

Total Investment
$14,000,000

Minimum Investment
$700
100 / shares

Share Price / Common
$7.00

Reserve Shares
Pitch Deck
Offering Circular
News & Updates

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

Company
Campagna Motors USA

CEO
Andre Morissette

Perks & Opportunities From
$700 to $1,000,000

You Love
Our Vehicles?

You couldOWN
Part of the company!

Because you can!